Exhibit 99.1

Digital River Reports Third Quarter 2010 Financial Results

Exceeds revenue and earnings guidance

MINNEAPOLIS--(BUSINESS WIRE)--October 25, 2010--Digital River, Inc. (NASDAQ: DRIV), a leading provider of global e-commerce solutions, reports its third quarter financial results.

Third Quarter Ended Sept. 30, 2010
GAAP Results
Third quarter revenue totaled $85.0 million, compared to $99.4 million during the same period in 2009. These results exceeded management’s third quarter revenue guidance of $77.6 million.

Third quarter GAAP net income was $5.9 million, or $0.15 per diluted share. This compared to GAAP net income of $11.0 million, or $0.29 per diluted share, in the third quarter of 2009. These results exceeded management’s third quarter guidance of a net loss of $0.02 per share.

Non-GAAP Results
Third quarter non-GAAP net income was $7.7 million, or $0.20 per diluted share. This compared to non-GAAP net income of $15.9 million, or $0.42 per diluted share, in the third quarter of 2009. These results exceeded management’s third quarter earnings guidance of $0.13 per diluted share.

Non-GAAP net income is computed by starting with GAAP pre-tax income as reported on the company’s statement of operations, then adding back amortization of acquisition-related intangibles, stock-based compensation expense, unrealized investment gain or loss, and one-time restructuring costs, to calculate non-GAAP pre-tax income. This amount is then taxed at 27 percent to arrive at non-GAAP net income. This amount is then divided by fully-diluted GAAP shares outstanding, which includes shares underlying the company’s convertible senior notes, to derive non-GAAP diluted net income per share. To provide further clarity, a detailed reconciliation on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this release.

“Our third quarter revenue and earnings results exceeded our expectations,” said Joel Ronning, Digital River’s CEO. “Since the loss of a major client last October, we have made tremendous progress delivering on our commitment to replace lost revenue and drive growth. We have won major new business in software, consumer electronics and games, adding industry-leading clients to our portfolio. We are in the process of launching more stores for more clients than at any other time in the history of the company and remain very optimistic about Digital River’s future prospects.”

2010 Guidance
Digital River’s forward-looking guidance for the quarter and full year ending Dec. 31, 2010, is as follows:

Fourth Quarter

  Revenue of approximately $95 - $98 million;
  GAAP diluted net income per share of $0.15 - $0.18, assuming a 28 percent tax rate; and
  Non-GAAP diluted net income per share of $0.28 - $0.31, assuming a 27 percent tax rate.

Full Year

  Revenue of approximately $360.5 - $363.5 million;
  GAAP diluted net income per share of $0.43 - $0.45; and
  Non-GAAP diluted net income per share of $0.87 - $0.90, assuming a 27 percent tax rate.

Digital River will hold a conference call today at 4:45 p.m. EDT to discuss third quarter financial results. A live webcast of Digital River’s earnings conference call can be accessed at http://www.digitalriver.com/investorrelations/. Alternatively, a live broadcast of the call may be heard by using conference ID # 16935571 and dialing (877) 303-3145 inside the United States or Canada, or by calling +1 (408) 427-3861 from international locations. A webcast replay of the call will be archived on Digital River’s corporate website on Wednesday, Oct. 27, 2010.

About Digital River, Inc.
Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for software and game publishers, consumer electronics manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company’s comprehensive platform offers site development and hosting, order management, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America. For more details about Digital River, visit the corporate website, call +1 952-253-1234, or follow the company on Twitter.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the company’s anticipated future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” or “expects” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the company’s operating history and variability of operating results; competition in the e-commerce market; challenges associated with international expansion; the variability of foreign exchange rates; our ability to achieve favorable tax rates in our international operations; and other risk factors referenced in the company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended Dec. 31, 2009. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time-to-time.

The forward-looking statements regarding fourth quarter and full year 2010 reflect Digital River’s expectations as of Oct. 25, 2010. Results may be materially affected by many factors, such as changes in global conditions in the financial services markets and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet, progress with key partners and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and anticipated tax rates. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

Digital River, Inc.
Third Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Balance Sheets
	September 30,	December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$329,514	$392,704
Short-term investments	43,661	15,228
Accounts receivable, net	57,665	50,657
Deferred income taxes	9,899	9,901
Prepaid expenses and other	19,774	14,899
Total current assets	460,513	483,389
Property and equipment, net	50,519	54,343
Goodwill	291,970	279,538
Intangible assets, net	34,699	25,605
Long-term investments	112,573	119,581
Deferred income taxes	23,890	22,416
Other assets	748	770
Total assets	$974,912	$985,642
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$165,800	$192,301
Accrued payroll	15,549	16,131
Deferred revenue	16,489	17,879
Accrued acquisition liabilities	1,375	2,001
Other accrued liabilities	38,555	38,801
Total current liabilities	237,768	267,113
Non-current liabilities
Convertible senior notes	8,805	8,805
Other liabilities	19,105	15,505
Total non-current liabilities	27,910	24,310
Total liabilities	265,678	291,423
Stockholders' equity
Common stock	460	449
Treasury stock	(220,055)	(216,880)
Additional paid-in capital	671,770	653,956
Retained earnings	249,215	238,867
Accumulated other comprehensive income (loss)	7,844	17,827
Stockholders' equity	709,234	694,219
Total liabilities and stockholders' equity	$974,912	$985,642

Digital River, Inc.
Third Quarter Results
(Unaudited, in thousands, except per share amounts)
Subject to reclassification

Condensed Consolidated Statements of Operations

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenue	$84,987	$99,419	$265,545	$298,914
Costs and expenses:
Direct cost of services	4,548	4,582	13,541	12,475
Network and infrastructure	11,146	11,786	34,696	33,062
Sales and marketing	33,558	38,073	110,767	115,709
Product research and development	14,018	14,134	45,928	39,605
General and administrative	10,965	9,319	32,560	28,280
Depreciation and amortization	6,086	5,162	17,662	13,635
Amortization of acquisition-related intangibles	2,188	1,800	5,281	5,719
Total costs and expenses	82,509	84,856	260,435	248,485
Income from operations	2,478	14,563	5,110	50,429
Interest income	660	557	2,032	2,508
Other income (expense), net	(2,045)	264	(1,260)	(5,217)
Income before income taxes	1,093	15,384	5,882	47,720
Income tax expense (benefit)	(4,768)	4,341	(4,466)	11,588
Net income	$5,861	$11,043	$10,348	$36,132

Net income per share - basic	$0.16	$0.30	$0.28	$0.98
Net income per share - diluted	$0.15	$0.29	$0.27	$0.96
Shares used in per share calculation - basic	37,688	37,151	37,613	36,899
Shares used in per share calculation - diluted	38,504	38,093	38,389	37,599

Calculation of GAAP Diluted Net Income Per Share

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
GAAP net income	$5,861	$11,043	$10,348	$36,132
Add back debt interest expense and issuance cost
amortization, net of tax benefit	21	21	63	63
Adjusted net income for GAAP EPS calculation	$5,882	$11,064	$10,411	$36,195

Net income per share - diluted	$0.15	$0.29	$0.27	$0.96
Shares used in per share calculation - diluted	38,504	38,093	38,389	37,599

Digital River, Inc.
Third Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Statements of Cash Flows
	Nine months ended September 30,
	2010	2009
Operating Activities:
Net income	$10,348	$36,132
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of acquisition-related intangibles	5,281	5,719
Change in accounts receivable allowance, net of acquisitions	2,703	216
Depreciation and amortization	17,662	13,635
Debt financing costs - write-off	-	5,208
Stock-based compensation expense	15,278	13,256
Excess tax benefits from stock-based compensation	(620)	(615)
Deferred and other income taxes	(499)	2,466
Impairment of equity investment	1,561	-
Change in operating assets and liabilities (net of acquisitions):
Accounts receivable	(6,204)	2,141
Prepaid and other assets	(906)	20,601
Accounts payable	(36,402)	10,219
Deferred revenue	(1,247)	3,833
Income tax payable	(4,469)	(37)
Other accrued liabilities	(2,513)	(6,568)
Net cash provided by (used in) operating activities	(27)	106,206

Investing Activities:
Purchases of investments	(65,889)	(17,279)
Sales of investments	40,199	17,600
Change in restricted cash	(2,156)	-
Cash paid for acquisitions, net of cash received	(14,585)	(4,445)
Purchases of equipment and capitalized software	(13,666)	(26,143)
Net cash provided by (used in) investing activities	(56,097)	(30,267)

Financing Activities:
Cash paid for convertible senior notes	-	(186,660)
Exercise of stock options	1,909	9,133
Sales of common stock under employee stock purchase plan	1,138	1,336
Repurchase of restricted stock to satisfy tax withholding obligation	(3,175)	(575)
Excess tax benefits from stock-based compensation	620	615
Net cash provided by (used in) financing activities	492	(176,151)
Effect of exchange rate changes on cash	(7,558)	6,298
Net increase (decrease) in cash and cash equivalents	(63,190)	(93,914)
Cash and cash equivalents, beginning of period	392,704	490,335

Cash and cash equivalents, end of period	$329,514	$396,421

Cash paid for interest on convertible senior notes	$110	$1,274

Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited, in thousands, except per share amounts)

Calculation of non-GAAP Diluted Net Income (Loss) Per Share

					Twelve months
	Three months ended				ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2009	2009	2009	2009	2009

GAAP pre-tax income (loss)	$17,551	$14,785	$15,384	$14,076	$61,796
Add back debt financing costs on convertible notes	5,208	-	-	-	5,208
Add back amortization of acquisition-related intangibles	2,003	1,916	1,800	1,842	7,561
Add back stock-based compensation expense	3,711	4,887	4,658	5,014	18,270
Non-GAAP pre-tax income (loss)	28,473	21,588	21,842	20,932	92,835
Income tax expense @ 27%	7,688	5,829	5,897	5,652	25,065
Non-GAAP net income (loss)	$20,785	$15,759	$15,945	$15,280	$67,770

Non-GAAP net income (loss) per share - diluted	$0.56	$0.42	$0.42	$0.40	$1.80

Shares used in per share calculation - diluted	37,227	37,781	38,093	38,026	37,704

					Nine months
	Three months ended				ended
	March 31,	June 30,	September 30,		September 30,
	2010	2010	2010		2010
GAAP pre-tax income (loss)	$9,676	$(4,887)	$1,093		$5,882
Add back amortization of acquisition-related intangibles	1,481	1,612	2,188		5,281
Add back stock-based compensation expense	4,476	5,522	5,280		15,278
Add back unrealized investment gain/loss	-	-	1,562		1,562
Add back restructuring related costs	-	1,870	443		2,313
Non-GAAP pre-tax income (loss)	15,633	4,117	10,566		30,316
Income tax expense @ 27%	4,221	1,112	2,852		8,185
Non-GAAP net income (loss)	$11,412	$3,005	$7,714		$22,131

Non-GAAP net income (loss) per share - diluted	$0.30	$0.08	$0.20		0.58

Shares used in per share calculation - diluted	38,220	38,351	38,504		38,389

Breakdown of stock-based compensation expense
					Nine months
	Three months ended				ended
	March 31,	June 30,	September 30,		September 30,
	2010	2010	2010		2010
Direct cost of services	$138	$161	$168		$467
Network and infrastructure	198	270	268		736
Sales and marketing	1,373	1,876	1,866		5,115
Product research and development	725	908	675		2,308
General and administrative	2,042	2,307	2,303		6,652
Total	$4,476	$5,522	$5,280		$15,278

Non-GAAP Guidance Reconciliation
	Q4 - 2010 Guidance
	Low		High
Expected GAAP net income (loss) per share - diluted	$0.15		$0.18
Add back amortization of acquisition-related costs	0.05		0.05
Add back stock-based compensation expense	0.13		0.13
Tax variability	(0.05)		(0.05)
Expected non-GAAP diluted net income (loss) per share	$0.28		$0.31

CONTACT:
Digital River, Inc.
Investor Relations Contact:
Ed Merritt, +1 952-540-3362
Vice President, Investor Relations
investorrelations@digitalriver.com
or
Media Relations Contact:
Gerri Dyrek, +1 952-253-1234, ext. 38396
Group Vice President, Corporate Marketing
gdyrek@digitalriver.com